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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07461 and No. 333-22243) of DeltaPoint, Inc. of our report dated January 27, 1997, except for the first paragraph of Note 11 which is as of February 26, 1997 and the second paragraphs of Note 1 and Note 11 which are as of March 25, 1997, which appears on page 26 in this Annual Report on Form 10-KSB.

PRICE WATERHOUSE LLP
San Jose, California
March 25, 1997